Exhibit 10.25
FIRST AMENDMENT OF THE
CNO BOARD OF DIRECTORS
DEFERRED COMPENSATION PLAN

THIS FIRST AMENDMENT OF THE CNO BOARD OF DIRECTORS DEFERRED COMPENSATION PLAN (Amended and Restated Effective as of January 1, 2017) (the “Plan”) is made by CNO Financial Group, Inc. (the “Company”), pursuant to action of the Human Resources and Compensation Committee of the Board of Directors, effective January 1, 2021 (the “Effective Date”).

WHEREAS, the Company maintains the Plan; and

WHEREAS, Section 10.2 of the Plan authorizes the Company to amend the Plan; and

WHEREAS, the Company desires to amend the Plan to allow participants to elect for scheduled distributions on or after January 1, 2021 to be paid in up to ten annual installments;

NOW, THEREFORE, pursuant to the power reserved to the Company under Section 10.2 of the Plan, the Plan is hereby amended, effective as of January 1, 2021, by replacing Section 6.3(a) in its entirety with the following:

“(a) Scheduled Distribution Election. Each Participant shall be entitled to elect to receive a Scheduled Distribution from his or her Account for each Plan Year. In the case of a Participant who has elected to receive a Scheduled Distribution, on the applicable Payment Date such Participant shall receive the Distributable Amount with respect to the applicable Plan Year's deferrals, including earnings thereon, which have been elected by the Participant to be subject to such Scheduled Distribution election in accordance with Section 3.4. The Committee shall determine the earliest commencement date that may be elected by the Participant for each Scheduled Distribution and such date shall be indicated on the Participant Election. The Participant may elect to receive the Scheduled Distribution in a single lump sum or substantially equal annual installments over a period of up to five years (or ten years for deferral elections or modifications effective on or after January 1, 2021), or in any combination of the two. A Participant may delay and/or change the form of a Scheduled Distribution, provided such revised election complies with the requirements of Section 3.4.”

All other provisions of the Plan remain unchanged.

IN WITNESS WHEREOF, the Company has caused this amendment to be executed on its behalf by the undersigned officer this 18th day of December 2020, but effective as of January 1, 2021.

CNO FINANCIAL GROUP, INC.

By:	/s/ Yvonne K. Franzese
Name:	Yvonne K. Franzese
Title:	EVP, Chief Human Resources Officer